Exhibit 99.1
Gossamer Bio Announces First Quarter 2022 Financial Results and Provides Business Update
- Seralutinib (GB002) completed PAH patient enrollment in Phase 2 TORREY Study -
- Topline results from Phase 2 TORREY Study expected in the fourth quarter of 2022 -
- Cash, cash equivalents & marketable securities totaled $272 million as of March 31, 2022 -

SAN DIEGO—(BUSINESS WIRE)— May 10, 2022 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the first quarter ended March 31, 2022 and provided a business update.

“We are looking forward to the fourth quarter release of topline data from the ongoing Phase 2 TORREY Study, which has now completed enrollment,” said Faheem Hasnain, Co-Founder, Chairman and Chief Executive Officer of Gossamer Bio.

“Additionally, through a recent internal reprioritization and the implementation of certain cost containment measures, we are pleased to see Gossamer’s expected capital runway further extended into the first half of 2024. As part of this reprioritization, we now anticipate moving GB7208 into the clinic in the first half of 2023, pending the TORREY Study results.”
Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for Pulmonary Arterial Hypertension (PAH)

•Enrollment has completed in the ongoing TORREY Study, a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance from baseline at week 24.
•Topline data from the TORREY Study are expected in the fourth quarter of 2022.

GB5121: Oral, CNS-Penetrant BTK Inhibitor for Primary CNS Lymphoma (PCNSL) and other Rare CNS Malignancies

•We expect to initiate the Phase 1b/2 STAR CNS Study in relapsed / refractory PCNSL and other rare CNS malignancies in the second quarter of 2022.

GB7208: Oral, CNS-Penetrant BTK Inhibitor for Neuroinflammatory Diseases

•Pending the outcomes of ongoing preclinical studies and the seralutinib Phase 2 TORREY Study topline results, we expect to initiate a Phase 1 clinical trial in healthy volunteers in the first half of 2023.
Financial Results for Quarter Ended March 31, 2022
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2022, were $271.6 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into 2024.
•Research and Development (R&D) Expenses: For the quarter ended March 31, 2022, R&D expenses were $42.3 million, compared to R&D expenses of $41.8 million for the same period in 2021.
•General and Administrative (G&A) Expenses: For the quarter ended March 31, 2022, G&A expenses were $12.0 million, compared to $11.3 million for the same period in 2021.
•Net Loss: Net loss for the quarter ended March 31, 2022, was $57.8 million, or $0.76 per share, compared to a net loss of $57.6 million, or $0.78 per share, for the same period in 2021.
About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for our product candidates; including the expected initiation of the Phase 1b/2 STAR CNS study of GB5121 in patients with PCNSL and the expected initiation of a Phase 1 clinical trial of GB7208 in healthy volunteers, plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies, including the timing of topline results for the Phase 2 TORREY study for seralutinib; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing COVID-19 pandemic, including clinical trial delays and clinical site staff shortages; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; interim results do not necessarily predict final results and one or more of the outcomes may materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2022	2021
Operating expenses:
Research and development	$42,322	$41,827
In process research and development	20	30
General and administrative	12,001	11,346
Total operating expenses	54,343	53,203
Loss from operations	(54,343)	(53,203)
Other income (expense), net
Interest income	224	193
Interest expense	(3,467)	(4,780)
Other income (expense)	(199)	149
Total other income (expense), net	(3,442)	(4,438)
Net loss	$(57,785)	$(57,641)
Net loss per share, basic and diluted	$(0.76)	$(0.78)
Weighted average common shares outstanding, basic and diluted	75,894,692	74,093,526

Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

BALANCE SHEET DATA:	March 31, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$271,623	$325,218
Working capital	246,206	291,921
Total assets	294,679	343,657
Total liabilities	264,520	222,194
Accumulated deficit	(860,630)	(811,534)
Total stockholders' equity	30,159	121,463

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com